United States

Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 15, 2005

SHUFFLE MASTER, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-20820	41-1448495
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

1106 Palms Airport Drive Las Vegas, Nevada		89119-3720
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (702) 897-7150

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Shuffle Master, Inc. (the “Company”) (NASDAQ National Market: SHFL) hereby provides the following update of its TCS arbitration.

On Friday, July 15, 2005, the Company executed an arbitration settlement with Technical Casino Supplies, Ltd. (“TCS”). As part of the Settlement Agreement (the “Agreement”), each party has completely and fully released the other for any acts or omissions committed prior to June 27, 2005, (the “Effective Date”). This arbitration has been referred to as TCS.

Under the terms of the Agreement, TCS received a one-time payment of $215,177.69 from the Company in settlement of disputed invoices and commissions relating to the previously terminated International Distribution Agreement with TCS (the “TCS Agreement”). The TCS Agreement was terminated by the Arbitrator on December 22, 2004.

The Company does not believe that the one-time payment or the terms of the Agreement have or will have a material impact on our results of operations or financial position.  The Agreement is attached as Exhibit 99.1 to this 8-K.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

99.1                           Settlement Agreement, executed July 15, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SHUFFLE MASTER, INC.
(Registrant)

Date:	July 20, 2005

/s/ Mark L. Yoseloff
Mark L. Yoseloff
Chairman of the Board and Chief Executive Officer